Exhibit 99.1

CROSS TIMBERS ROYALTY TRUST

Press Release

CROSS TIMBERS ROYALTY TRUST

ANNOUNCES RESULTS OF SPECIAL MEETING

DALLAS, TEXAS, May 5, 2022 – Cross Timbers Royalty Trust (NYSE: CRT) (the “Trust”) today announced that, at a special meeting of the Trust’s unitholders held May 4, 2022, the unitholders of the Trust voted to approve the appointment of Argent Trust Company as successor trustee to serve as trustee of the Trust once the resignation of Simmons Bank, the current Trustee of the Trust, takes effect. The proposal of related amendments to the Trust Agreement of the Trust was not approved. The effective date of the Trustee’s resignation will depend on the satisfaction or waiver of the conditions set forth in the Trustee’s notice of resignation and the Trust’s definitive proxy statement, including approval by the Trust or certain other trusts of which Simmons Bank acts as trustee (or a court) of (i) Argent’s appointment as successor trustee and (ii) any amendments to the trust agreements and indentures of the other trusts (whether by unitholder approval or a court) necessary to permit Argent to serve as successor trustee.

Forward-looking Statements

Any statements in this press release about plans for the Trust, the expected timing of the completion (if any) of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results we anticipate include, but are not limited to the inability of the Trustee to resign or Argent Trust Company to assume duties as successor trustee due to the failure to obtain necessary unitholder or court approval or the failure to satisfy other conditions to the Trustee’s resignation set forth in the Trustee’s notice of resignation and the Trust’s definitive proxy statement.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact:

Nancy Willis – Vice President

Simmons Bank

Toll Free (855) 588-7839